Exhibit 11

INNOVIR LABORATORIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)


STATEMENT OF COMPUTATION OF PER SHARE DATA


                                                       FOR THE THREE MONTHS            FOR THE SIX MONTHS
                                                          ENDED JUNE 30,                  ENDED JUNE 30,
                                                   ---------------------------     ---------------------------
                                                       1997            1996            1997           1996
                                                   -----------     -----------     -----------     -----------
PRIMARY:
Net loss                                           $(2,534,000)    $(3,335,000)    $(5,031,000)    $(3,884,000)
                                                   ===========     ===========     ===========     ===========

Per share data:
  Weighted average number of common shares
    outstanding                                     18,051,000       9,500,000      18,053,000       9,500,000
                                                   -----------     -----------     -----------     -----------

Net loss per share
                                                         (0.14)          (0.35)          (0.28)          (0.41)
                                                   ===========     ===========     ===========     ===========

FULLY DILUTED:
Net loss                                           $(2,534,000)    $(3,335,000)    $(5,031,000)    $(3,884,000)
                                                   ===========     ===========     ===========     ===========

Per share data:
  Weighted average number of common shares
    outstanding during the period                   18,051,000       9,500,000      18,053,000       9,500,000

Shares issuable upon conversion of
  convertible equity securities                      9,121,000       8,667,000       9,121,000       8,667,000

Shares issuable upon exercise of
  outstanding options and warrants                   3,001,000       2,000,000       3,008,000       2,000,000

Shares assumed to be repurchased under
  the treasury stock method                         (1,821,000)       (783,000)     (1,824,000)       (801,000)
                                                   -----------     -----------     -----------     -----------

Number of common shares used in
  computing per share data                          28,352,000      19,384,000      28,358,000      19,366,000
                                                   -----------     -----------     -----------     -----------

Net loss per share                                 $     (0.09)    $     (0.17)    $     (0.18)    $     (0.20)
                                                   ===========     ===========     ===========     ===========


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